Advanced 3-D Ultrasound Services, Inc.
                                7732 N Mobley Rd
                                Odessa, FL 33556
                      Phone: 813-926-3298 Fax: 813-926-3548

5/24/2005

Hereby enters into a Letter of Intent with P.T.S., Inc. of St. Petersburg Florida. This Letter of Intent is for 3-D to acquire P.T.S., Inc. is expressly contingent of both parties completing their proper due diligence. This Letter of Intent is expressly contingent upon a formal agreement being drawn and executed by both parties.



Advanced 3-D Ultrasound Services, Inc.

By: /s/ David Weintraub
--------------------------
David Weintraub
President
Chief Executive Officer
Chief Financial Officer


Professional Technical Systems, Inc.

By: /s/ Benjamin C. Croxton
------------------------------------
Benjamin C. Croxton
President